MIMEDX Announces Fourth Quarter and Full Year 2024 Operating and Financial Results
Net Sales Grew 7% Year-Over-Year for the Fourth Quarter and 9% for the Full Year
Fourth Quarter GAAP Net Income and Earnings Per Share were $7 million and $0.05, Respectively
Fourth Quarter Adjusted EBITDA1 was $20 Million, or 21% of Net Sales
Management to Host Conference Call Today, February 26, 2025, at 4:30 PM ET

MARIETTA, Ga., February 26, 2024 -- MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the fourth quarter and full year 2024.
Joseph H. Capper, MIMEDX Chief Executive Officer, commented, "We are pleased today to report solid fourth quarter and full year 2024 results. With fourth quarter net sales growth of 7% year-over-year, an Adjusted EBITDA margin of 21% of net sales and yet another strong quarter of free cash flow, our business continued to drive impressive results to close out the year, even in the face of significant disruption caused by the ongoing manipulation of the Medicare reimbursement system in the private office."
Mr. Capper continued, "I am as confident as ever in the enormous untapped clinical opportunities for our current and future products. We remain actively engaged with stakeholders at every level to adopt measures that will curb Medicare overpayments for skin substitutes and refocus our industry on evidence-based product innovation and patient outcomes."
"As we head into 2025, we plan to grow our Wound and Surgical businesses by continuing to develop innovative products, generating compelling clinical evidence and strengthening our relationships with our customers. We are prepared to rapidly adjust to changes in the market as they unfold and remain confident MIMEDX has the ability to lead the market over both the short- and long-term," concluded Mr. Capper.
Fourth Quarter and Full Year 2024 Results Discussion
Net Sales
MIMEDX reported net sales for the three months ended December 31, 2024 of $93 million, compared to $87 million for the three months ended December 31, 2023, an increase of 7%. For the full year 2024 MIMEDX reported net sales of $349 million, compared to $321 million in the prior year period, reflecting growth of 9%. In each case, the increase included contributions from newer products, which were
1 Adjusted EBITDA is a Non-GAAP Measure. This press release contains this and other Non-GAAP measures. For reconciliations of our Non-GAAP measures to their nearest GAAP measure, refer to the section titled "Reconciliation of Non-GAAP Measures" below.

partially offset by some of the lingering commercial challenges associated with sales team and customer turnover from earlier in the year.
Gross Profit and Margin
Gross profit for the three months ended December 31, 2024, was $76 million, an increase of $3 million as compared to the prior year period. Gross margin for the three months ended December 31, 2024 was 82%, compared to 84% in the prior year period. While fourth quarter 2024 gross margin was negatively impacted by the amortization of distribution rights stemming from acquisitions entered into during 2024, this impact was partially offset by favorable product mix and continued execution on improvements in manufacturing scale up, including reductions in scrap. On an adjusted basis, fourth quarter 2024 gross margin was 84%, which reflects a roughly flat adjusted gross margin compared to the prior year period.
For the full year 2024, gross profit was $289 million, reflecting an increase of $22 million compared to the prior year period. Additionally, gross margin for the full year 2024 was 83%, compared to 83% for the full year 2023. On an adjusted basis, gross margin for the full year 2024 was 84% compared to 83% for the full year 2023.

Operating Expenses
Selling, general and administrative ("SG&A") expenses for the three months ended December 31, 2024, were $61 million compared to $54 million for the three months ended December 31, 2023. The increase in SG&A was driven by year-over-year increases in compensation related to higher salary and benefit costs from merit raises, promotions, as well as commissions driven by increases in sales and increases in effective commission rates. Incremental spend from legal and regulatory disputes in the current period also contributed to the increase.
For the full year 2024, SG&A expenses totaled $225 million, compared to $211 million for the prior period, reflecting a year over year increase of 7%.
Research and development ("R&D") expenses for the three months ended December 31, 2024, were $4 million compared to $2 million for the three months ended December 31, 2023. For the full year 2024, research and development expenses remained essentially flat at $12 million compared to 2023. R&D spend in the quarter and year was driven, in part, by the randomized controlled trial for EPIEFFECT and ongoing investments in the development of future products in our pipeline.
Investigation, restatement and related expense for the three months ended December 31, 2024, was immaterial compared to $1 million of expense for the three months ended December 31, 2023. For the full year 2024, investigation, restatement and related expenses totaled a benefit of $9 million compared to expense of $5 million in 2023. The last material matter associated with our historical Audit Committee investigation concluded during 2024. We do not expect activity to be material in future periods.

Net income from continuing operations for the three months and full year ended December 31, 2024 was $7 million and $42 million, respectively, compared to a net income from continuing operations of $51 million and $67 million for the three months and full year ended December 31, 2023, respectively. Net income from continuing operations in 2023 was significantly impacted by a $37 million reversal of a valuation allowance against our deferred tax assets.
Cash and Cash Equivalents
As of December 31, 2024, the Company had $104 million of cash and cash equivalents compared to $82 million as of December 31, 2023 and $89 million as of September 30, 2024. As of December 31, 2024, our cash position, net of debt on our balance sheet, was $86 million, representing a sequential increase of $16 million.
Financial Outlook
Provided that the future effective LCDs go into effect as currently planned, MIMEDX expects net sales growth of at least high single-digits as a percentage and Adjusted EBITDA margin above 20% for the full-year 2025.

Longer-term, the Company continues to expect to achieve annual net sales growth in the low double-digits as a percentage with an Adjusted EBITDA margin above 20%.

Conference Call and Webcast
MIMEDX will host a conference call and webcast to review its fourth quarter and full year 2024 results on Wednesday, February 26, 2025, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information:
Webcast: Click here
U.S. Investors: 877-407-6184
International Investors: 201-389-0877
Conference ID: 13751444
A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.
Important Cautionary Statement
This press release and our investor conference call include forward-looking statements, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These statements include statements regarding: (i) future sales, sales growth, and Adjusted EBITDA margin; (ii) our longer term financial goals and expectations for future financial results, including levels of net sales, Adjusted EBITDA, and Adjusted EBITDA margin; (iii) our expectations regarding the size of the market for our products;(iv) our expectations regarding Medicare spending and timing of LCD implementation, if any; (v) continued

growth in different care settings and different products; (vi) HELIOGEN to be a meaningful contributor to growth in 2025; (vii) our expected outcomes relating to improving workflow and strengthening bonds between the Company and its customers; and (viii) LCD implementation on the Company’s business. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments; (vii) Medicare spending and delays in the implementation of the LCDs, if any; and (viii) changes in the size of the addressable market for our products. Additional factors that could impact outcomes and our results include those described in the Risk Factors section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX
MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.
Contact:
Matt Notarianni
Investor Relations
470.304.7291
mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands) Unaudited
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$104,416	$82,000
Accounts receivable, net	55,828	53,871
Inventory	23,807	21,021
Prepaid expenses	5,018	5,624
Other current assets	2,817	1,745
Total current assets	191,886	164,261
Property and equipment, net	5,944	6,974
Right of use asset	5,606	2,132
Deferred tax asset, net	28,306	40,777
Goodwill	19,441	19,441
Intangible assets, net	11,626	5,257
Other assets	1,106	205
Total assets	$263,915	$239,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$1,000	$1,000
Accounts payable	7,409	9,048
Accrued compensation	23,667	22,353
Accrued expenses	9,012	9,361
Current portion of Profit Share Payments	1,421	—
Current liabilities of discontinued operations	—	1,352
Other current liabilities	3,086	2,894
Total current liabilities	45,595	46,008
Long term debt, net	17,830	48,099
Other liabilities	7,383	2,223
Total liabilities	$70,808	$96,330
Total stockholders' equity	193,107	142,717
Total liabilities and stockholders’ equity	$263,915	$239,047

MiMedx Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts) Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$92,907	$86,832	$348,879	$321,477
Cost of sales	16,909	13,841	60,073	54,634
Gross profit	75,998	72,991	288,806	266,843
Operating expenses:
Selling, general and administrative	61,043	54,352	225,087	211,124
Research and development	3,571	2,434	12,341	12,665
Investigation, restatement and related	43	524	(8,698)	5,176
Amortization of intangible assets	194	192	765	762
Impairment of intangible assets	94	—	446	—
Operating income	11,053	15,489	58,865	37,116
Other expense, net
Interest income (expense), net	403	(1,593)	(1,006)	(6,457)
Other (expense) income, net	(208)	16	(565)	(26)
Income from continuing operations before income tax provision	11,248	13,912	57,294	30,633
Income tax provision	(3,811)	37,375	(15,296)	36,806
Net income from continuing operations	7,437	51,287	41,998	67,439
Income (loss) from discontinued operations, net of tax	—	2,189	421	(9,211)
Net income	$7,437	$53,476	$42,419	$58,228
Net income available to common stockholders from continuing operations	$7,437	$44,829	$41,998	$55,796
Basic net income per common share:
Continuing operations	$0.05	$0.38	$0.29	$0.48
Discontinued operations	$—	$0.02	$—	$(0.08)
Basic net income per common share	$0.05	$0.40	$0.29	$0.40
Diluted net income per common share:
Continuing operations	$0.05	$0.31	0.28	0.43
Discontinued operations	—	0.01	—	(0.06)
Diluted net income per common share	$0.05	$0.32	$0.28	$0.37
Weighted average common shares outstanding - basic	147,008,235	119,367,482	146,979,354	116,495,810
Weighted average common shares outstanding - diluted	149,242,415	148,076,079	149,049,197	145,962,462

MiMedx Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash flows provided by operating activities	$18,782	$10,257	$66,198	$26,775
Net cash flows used in investing activities	(2,767)	(481)	(9,583)	(2,155)
Net cash flows used in financing activities	(400)	(8,940)	(34,199)	(8,570)
Net change in cash	$15,615	$836	$22,416	$16,050

Reconciliation of Non-GAAP Measures
In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA, related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Net Income. We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.
These non-GAAP financial measures reflect the exclusion of the following items:
•Share-based compensation expense - expense recognized related to awards to employees and our board of directors pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.
•Investigation, restatement, and related (benefit) expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.
•Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.
•Transaction-related expenses - reflects expenses incrementally incurred resulting from the consummation of material strategic transactions or the integration of acquired assets or operations into our core business. With respect to the three months and year ended December 31, 2024, this relates to our acquisition and integration of exclusive distribution rights to HELIOGEN.
•Strategic legal and regulatory expenses - With respect to the three months and year ended December 31, 2024, this relates to litigation and regulatory expenses. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration ("FDA") surrounding the designation of one of our products.
•Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the year ended December 31, 2024, this relates to the repayment and termination of the Company's loan agreement with Hayfin. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs.
•Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment.
•Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. With respect to the three months and year ended December 31, 2024, this relates solely to the amortization of distribution rights stemming from the TELA Bio, Inc. and Regenity Biosciences agreements entered into during the first quarter of 2024. These expenses are reflected in cost of sales in our consolidated statements of operations.
•Reorganization expenses - reflects severance expense incurred arising from separations from certain officers of the Company.
•Income Tax Adjustment - for purposes of calculating Adjusted Net Income and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS. The actual long-term normalized effective tax rate was 25% for each of the years ended December 31, 2024 and 2023.
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest (income) expense, net, (iv) income tax provision, (v) share-based compensation, (vi) investigation, restatement and related expenses, (vii) expenses related to disbanding of the Regenerative Medicine business unit, (viii) strategic legal and regulatory expenses, (ix) transaction-related expenses, (x) impairment of intangible assets, and (xi) reorganization expenses.
Please refer to the tables at the beginning of this press release for reconciliation to GAAP net income (loss).

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Income	$7,437	$53,476	$42,419	$58,228
Non-GAAP Adjustments:
Depreciation expense	564	611	2,279	2,665
Amortization of intangible assets	2,426	192	3,762	762
Interest (income) expense, net	(403)	1,593	1,006	6,457
Income tax provision	3,811	(40,349)	15,296	(39,780)
Share-based compensation	4,693	4,385	16,933	17,178
Investigation, restatement and related expenses	44	524	(8,698)	5,176
Impairment of intangible assets	94	—	446	—
Transaction related expenses	(38)	—	612	—
Strategic legal and regulatory expenses	1,140	—	2,806	—
Expenses related to disbanding of Regenerative Medicine Business Unit	—	785	(421)	6,384
Reorganization expenses	—	—	—	1,412
Adjusted EBITDA	$19,768	$21,217	$76,440	$58,482
Adjusted EBITDA margin	21.3%	24.4%	21.9%	18.2%

Adjusted Net Income and Adjusted Gross Margin
Adjusted Net Income provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.
Adjusted Net Income is defined as GAAP net income plus (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, and (viii) the long-term effective income tax rate adjustment.
Each of the adjustments to reconcile Adjusted Net Income to GAAP net income affect individual financial statement captions which are reflected in our consolidated statements of operations, including gross profit. Adjusted Gross Profit is therefore defined as GAAP gross profit plus (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, and (viii) the long-term effective income tax rate adjustment., to the extent that these adjustments impact GAAP gross profit. Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by GAAP net sales.

A reconciliation of GAAP net income to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$7,437	$53,476	$42,419	$58,228
Loss on extinguishment of debt	—	—	1,401	—
Investigation, restatement and related expenses	43	524	(8,698)	5,176
Impairment of intangible assets	94	—	446	—
Amortization of acquired intangible assets	2,232	—	2,997	—
Transaction-related expenses	(38)	—	612	—
Strategic legal and regulatory expenses	1,140	—	2,806	—
Expenses related to disbanding of Regenerative Medicine Business Unit	—	785	(421)	6,384
Reorganization expenses	—	—	—	1,412
Long-term effective income tax rate adjustment	130	(43,958)	1,082	(47,635)
Adjusted net income	$11,038	$10,827	$42,644	$23,565

A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income, including Adjusted Gross Profit for the three months and year ended December 31, 2024 and 2023 are presented in the tables below (in thousands):

	Three Months Ended December 31, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$75,998	$61,043	$3,571	$7,437
Investigation, restatement and related expenses	—	—	—	43
Impairment of intangible assets	—	—	—	94
Amortization of acquired intangible assets	2,232	—	—	2,232
Transaction-related expenses	—	(30)	—	(38)
Strategic legal and regulatory expenses	—	(1,140)	—	1,140
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	—
Long-term effective income tax rate adjustment	—	—	—	130
Non-GAAP Measure	$78,230	$59,873	$3,571	$11,038

Gross Profit Margin	81.8%
Adjusted Gross Profit Margin	84.2%

	Three months ended December 31, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$72,991	$54,352	$2,434	$53,476
Investigation, restatement and related expenses	—	—	—	524
Amortization of acquired intangibles	—	—	—	—
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	785
Long-term effective income tax rate adjustment	—	—	—	(43,958)
Non-GAAP Measure	$72,991	$54,352	$2,434	$10,827

Gross Profit Margin	84.1%
Adjusted Gross Profit Margin	84.1%

	Year Ended December 31, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$288,806	$225,087	$12,341	$42,419
Loss on extinguishment of debt	—	—	—	1,401
Investigation, restatement and related expenses	—	—	—	(8,698)
Impairment of intangible assets	—	—	—	446
Amortization of acquired intangible assets	2,997	—	—	2,997
Transaction-related expenses	—	(551)	—	612
Strategic legal and regulatory expenses	—	(2,806)	—	2,806
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(421)
Long-term effective income tax rate adjustment	—	—	—	1,082
Non-GAAP Measure	$291,803	$221,730	$12,341	$42,644

Gross Profit Margin	82.8%
Adjusted Gross Profit Margin	83.6%

	Year Ended December 31, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$266,843	$211,124	$12,665	58,228
Investigation, restatement and related expenses	—	—	—	5,176
Amortization of acquired intangible assets	—	—	—	—
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	6,384
Reorganization expenses	—	(1,412)	—	1,412
Long-term effective income tax rate adjustment	—	—	—	(47,635)
Non-GAAP Measure	$266,843	$209,712	$12,665	$23,565

Gross Profit Margin	83.0%
Adjusted Gross Profit Margin	83.0%

Adjusted Earnings Per Share
Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income (loss) per common share including adjustments for: (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, (vii) expenses related to disbanding of our Regenerative Medicine business unit, (viii) reorganization expenses, (ix) the long-term effective income tax rate adjustment, and (x) the effect of antidilution. The effect of antidilution reflects the changes resulting from the removal of the dilutive impact of convertible securities which were dilutive for purposes of calculating GAAP net income per common share, but are antidilutive for non-GAAP purposes.
A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income per common share - diluted	$0.05	$0.32	$0.28	$0.37
Loss on extinguishment of debt	0.00	0.00	0.01	0.00
Investigation, restatement and related (benefit) expense	0.00	0.00	(0.06)	0.04
Impairment of intangible assets	0.00	0.00	0.00	0.00
Amortization of acquired intangible assets	0.01	0.00	0.02	0.00
Transaction-related expenses	0.00	0.00	0.00	0.00
Strategic legal and regulatory expenses	0.01	0.00	0.02	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.01	0.00	0.05
Reorganization expenses	0.00	0.00	0.00	0.01
Long-term effective income tax rate adjustment	0.00	(0.36)	0.01	(0.40)
Effects of antidilution	0.00	0.07	0.00	0.03
Adjusted Earnings Per Share	$0.07	$0.04	$0.29	$0.10

Weighted average common shares outstanding - adjusted	149,242,415	122,740,917	149,049,197	118,504,557

Free Cash Flow
Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, including purchases of equipment.
A reconciliation of GAAP net cash flows provided by operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash flows provided by operating activities	$18,782	$10,257	66,198	26,775
Capital expenditures, including purchases of equipment	(263)	(427)	(1,683)	(1,987)
Free Cash Flow	$18,519	$9,830	$64,515	$24,788
Other Information

Net Sales by Product Category by Quarter

Below is a summary of net sales by product category (in thousands):

	2024				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Wound	$57,049	$57,547	$55,052	$61,357	$45,206	$53,318	$51,156	$55,980
Surgical	27,660	29,660	29,005	31,550	26,470	27,939	30,556	30,852
Net sales	$84,709	$87,207	$84,057	$92,907	$71,676	$81,257	$81,712	$86,832

Selling, General and Administrative
Below is the breakout of selling, general and administrative expense by selling and marketing and general and administrative (in thousands):

	2024				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Selling and marketing	$44,477	$41,725	$41,721	$47,638	$39,158	$40,239	$40,441	$42,000
General and administrative	10,652	13,676	11,795	13,403	13,092	11,716	12,130	12,348
Selling, general and administrative	$55,129	$55,401	$53,516	$61,041	$52,250	$51,955	$52,571	$54,348